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Exhibit 23.1

Consent of Independent Certified Public Accountants

        We have issued our report dated March 26, 2003 (except for Note 19, as to which the date is July 8, 2003) accompanying the consolidated financial statements and schedule of New World Restaurant Group, Inc. included in the Annual Report of New World Restaurant Group, Inc. on Form 10-K/A for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of New World Restaurant Group, Inc. on Forms S-3/A (File No. 333-68262) and S-4/A (File No. 333-69510).

/s/ GRANT THORNTON LLP

Denver, Colorado
August 11, 2003

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  Exhibit 23.1
Consent of Independent Certified Public Accountants